Exhibit 99.1

News Release

International Game Technology Reports Third Quarter Fiscal Year 2012 Results

Third Quarter Highlights (compared to last year’s third quarter)
•	Total revenues increased 9% to $533 million
•	North America replacement units increased 44%
•	Repurchased 23 million shares in the quarter

(LAS VEGAS – Jul. 24, 2012) – International Game Technology (NYSE: IGT) today reported operating results for the fiscal third quarter ended June 30, 2012.

“Our third quarter revenue growth and strong cash flows are reflective of our diverse business model.  Against the backdrop of an inconsistent global economic recovery, we are generally pleased with this quarter’s results and remain on track to meet our fiscal year 2012 financial goals,” said Patti Hart, CEO of IGT. “The recent announcement of our $1 billion share repurchase is further evidence of our confidence in the outlook for IGT.”

Consolidated Results

($ in millions, except per share amounts)	Quarters Ended			Nine Months Ended
	June 30,			June 30,
	2012	2011	% Change	2012	2011	% Change
GAAP Results
Revenue	$532.8	$489.0	9%	$1,519.6	$1,417.2	7%
Operating income	$95.5	$140.8	-32%	$313.5	$389.1	-19%
Income from continuing operations	$46.9	$91.8	-49%	$159.6	$232.3	-31%
Earnings per share from continuing operations	$0.16	$0.30	-47%	$0.54	$0.77	-30%
Net operating cash flows				$327.0	$448.7	-27%

Non-GAAP Results
Adjusted operating income	$129.3	$140.8	-8%	$375.3	$389.1	-4%
Adjusted income from continuing operations	$68.5	$76.7	-11%	$199.2	$205.9	-3%
Adjusted earnings per share from continuing operations	$0.23	$0.26	-12%	$0.67	$0.69	-3%
Free cash flow (before dividends)				$156.2	$293.6	-47%

Adjusted operating income, adjusted income from continuing operations, adjusted earnings per share from continuing operations and free cash flow are non-GAAP financial measures. Reconciliations between GAAP and non-GAAP measures are provided at the end of this release.

News Release

International Game Technology Reports 2012 Third Quarter Results

•	Revenues increased 9% to $533 million in the third quarter, primarily due to the interactive businesses and North America machine sales.
•	Non-GAAP adjusted measures primarily reflect the exclusion of charges related to the acquisition of Double Down.

Gaming Operations (including Interactive)

($ in millions, unless otherwise noted)	Quarters Ended			Nine Months Ended
	June 30,			June 30,
	2012	2011	% Change	2012	2011	% Change

Revenue	$301.2	$267.4	13%	$866.2	$790.1	10%
Gross profit	$178.2	$164.6	8%	$520.2	$490.9	6%
Gross margin	59%	62%	-5%	60%	62%	-3%
Installed base	56,900	53,300	7%	56,900	53,300	7%
Average revenue per unit per day (0.00)	$58.55	$55.57	5%	$57.26	$54.52	5%

•	Revenues increased 13% to $301 million in the third quarter, primarily due to increases in the interactive businesses. Excluding the interactive businesses, revenues were flat.
•	Gross margin decreased to 59% from 62% in the third quarter, primarily due to the inclusion of the interactive businesses and lower MegaJackpots® yields.
•	Installed base increases were primarily driven by global lease operations growth.
•
Excluding the positive impact from the interactive businesses, average revenue per unit per day in the third quarter was $50.20, down 4% sequentially and 7% over the prior year quarter, mainly due to lower MegaJackpots® yields and a higher mix of lower-yielding units in the installed base.

•	Double Down bookings per daily user were $0.25 in the third quarter compared to $0.24 in the second quarter subsequent to acquisition.
•	Double Down monthly users were 5.2 million as of June 30, 2012, a decrease of 7% when compared to March 31, 2012.

News Release

International Game Technology Reports 2012 Third Quarter Results

Product Sales

($ in millions, unless otherwise noted)	Quarters Ended			Nine Months Ended
	June 30,			June 30,
	2012	2011	% Change	2012	2011	% Change

Revenue	$231.6	$221.6	5%	$653.4	$627.1	4%
Gross profit	$124.4	$124.0	-	$348.0	$349.7	-
Gross margin	54%	56%	-4%	53%	56%	-5%
Units recognized ('000)	11.6	8.9	30%	29.1	26.2	11%
Average machine sales price ('000)	$13.7	$15.4	-11%	$15.0	$14.7	2%

•	Revenues increased 5% to $232 million in the third quarter, primarily due to higher North American machine sales, partially offset by lower international machine sales.
•	Units recognized increased 30% in the third quarter, due to an increase in new openings in North America and a 44% increase in North America replacement units.
•	Average machine sales price decreased 11% in the third quarter, mainly due to an unfavorable pricing mix related to increased lottery and used game sales.
•	North America gross margin increased to 56% from 55% due to higher production volumes.

Operating Expenses and Other Income/Expense

($ in millions)	Quarters Ended			Nine Months Ended
	June 30,			June 30,
	2012	2011	% Change	2012	2011	% Change
Operating Expenses
Selling, general & administrative	$104.9	$82.5	27%	$303.8	$253.8	20%
Research & development	55.1	48.5	14%	157.3	146.1	8%
Depreciation & amortization	21.1	16.8	26%	55.8	51.6	8%
Contingent acquisition related costs	26.0	-	-	37.8	-	-
Total operating expenses	$207.1	$147.8	40%	$554.7	$451.5	23%

•	Operating expenses increased primarily due to additional expenses related to the interactive businesses.
•
Excluding the revenue and operating expenses associated with the interactive businesses, total operating expenses increased 140 bps as a percentage of revenue compared to the prior year quarter, largely due to unfavorable bad debt provisions.

•	Other expense, net, in the third quarter totaled $21 million compared to $19 million in the prior year quarter, primarily attributable to reduced interest income.

News Release

International Game Technology Reports 2012 Third Quarter Results

Cash Flows, Balance Sheet and Capital Deployment

($ in millions)	Quarters Ended
	June 30,	Sept. 30
	2012	2011	% Change

Cash and equivalents (including restricted amounts)	$327.5	$552.0	-41%
Working capital	$605.2	$875.2	-31%
Contractual debt obligations	$1,930.0	$1,650.0	17%

•	Cash and working capital decreased 41% and 31%, respectively, mainly as a result of cash deployed in connection with the acquisition of Double Down and share repurchases.
•	On June 14, 2012 the company announced a new $1.0 billion share repurchase authorization and entered into a $400 million accelerated stock buyback (ASB) agreement to repurchase its common stock.
•	Contractual debt obligations increased $280 million in the third quarter due to increased borrowings under the company’s revolving credit facility used to fund a portion of the ASB.
•
Under the ASB, the company received 21 million shares in June and an additional 2 million shares in July.  The company may receive additional shares until the completion of the repurchase period, which is expected to end during this calendar year.

•
Also during the third quarter, the company repurchased 2 million shares of its common stock in the open market under its previous authorization at an average price of $14.48 per share for a total cost of $25 million.

References to per share amounts in this release are based on diluted shares of common stock, unless otherwise specified.

News Release

International Game Technology Reports 2012 Third Quarter Results

Outlook
Based on current expectations and the operating results for the third quarter of fiscal 2012, the company is reiterating its fiscal year 2012 guidance for adjusted earnings from continuing operations of $0.98 to $1.04 per share. This guidance assumes our fully diluted weighted average shares outstanding will be 291 million for fiscal 2012. GAAP earnings per share from continuing operations for fiscal year 2012 will include acquisition-related expenses, the amount of which are not determinable at this time, and may also include charges for impairment, acquisition-related expenses, resolution of certain tax items, and/or other items that are not currently determinable, but may be significant. For this reason, the Company is unable to provide full-year GAAP earnings per share from continuing operations estimates at this time.

Earnings Conference Call
As previously announced on Jul. 10, 2012, IGT will host a conference call to discuss its Third Quarter Fiscal Year 2012 earnings results on Tuesday, Jul. 24, 2012, at 2:00 p.m. PDT. The access numbers are as follows:
Domestic callers dial +1 888-829-8676, passcode IGT
International callers dial +1 773-756-4709, passcode IGT
The conference call will also be broadcast live over the Internet. A link to the webcast is available at the IGT website: http://www.IGT.com/InvestorRelations.  The call will be archived until Wednesday, Aug 8, 2012 at http://www.IGT.com/InvestorRelations, for those interested parties that are unable to participate during the live webcast.
A taped replay of the conference call will be available beginning at approximately 4:00 p.m. PDT on Tuesday, Jul. 24, 2012. This replay will run through Wednesday, Aug 8, 2012.  The access numbers are as follows:
Domestic callers dial +1 800-841-4360
International callers dial +1 402-280-9930

Q3 FY 2012 Excel file

Q3 FY 2012 PDF of this press release

News Release

International Game Technology Reports 2012 Third Quarter Results

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties.  These statements include our expected future financial and operational performance (including our guidance for fiscal year 2012) and our strategic and operational plans.  Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance.  The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, general economic conditions and changes in economic conditions affecting the gaming industry; difficulties or delays in obtaining or maintaining necessary licenses or approvals; slow growth in the number of new gaming jurisdictions or new casinos or the rate of replacement of existing gaming machines; changes in operator or player preferences for our products; our ability to compete in the gaming industry with new or existing competitors; changes in laws or regulations affecting our business; our ability to develop and introduce new products and their acceptance by our customers; risks related to our international operations; our ability to protect our intellectual property; adverse results of litigation, including intellectual property infringement claims; risks related to business combinations, investments in intellectual property and the integration of acquisitions and the additional risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal 2011 filed with the SEC on November 30, 2011 and our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2012 filed with the SEC on May 9, 2012, and available on the SEC website at www.sec.gov and on the investor relations section of our website at www.IGT.com.  Additional information will also be set forth in our Quarterly Report on Form 10-Q for our fiscal quarter ended June 30, 2012, which we expect to file with the SEC in the third quarter of calendar 2012.  All information provided in this release is as of July 24, 2012, and IGT undertakes no duty to update this information.

About IGT
International Game Technology (NYSE: IGT) is a global leader in the design, development and manufacture of gaming machines and systems products, as well as online and mobile gaming solutions for regulated markets. More information about IGT is available at www.IGT.com or follow IGT on Twitter at @IGTNews or Facebook at www.facebook.com/IGT.

Contact:
Matt Moyer
Vice President, Investor Relations of IGT
+1 866-296-4232

News Release

International Game Technology Reports 2012 Third Quarter Results

CONSOLIDATED STATEMENTS OF INCOME (Unaudited and Condensed)

	Periods Ended June 30,
	Quarters		Nine Months
	2012	2011	2012	2011
(In millions, except per share amounts)

Revenues
Gaming operations	$301.2	$267.4	$866.2	$790.1
Product sales	231.6	221.6	653.4	627.1
Total revenues	532.8	489.0	1,519.6	1,417.2

Costs and operating expenses
Cost of gaming operations	123.0	102.8	346.0	299.2
Cost of product sales	107.2	97.6	305.4	277.4
Selling, general and administrative	104.9	82.5	303.8	253.8
Research and development	55.1	48.5	157.3	146.1
Depreciation and amortization	21.1	16.8	55.8	51.6
Contingent acquisition related costs	26.0	-	37.8	-
Total costs and operating expenses	437.3	348.2	1,206.1	1,028.1

Operating income	95.5	140.8	313.5	389.1

Other income (expense)
Interest income	11.0	13.3	33.9	40.0
Interest expense	(30.8)	(30.5)	(90.9)	(101.5)
Other	(1.6)	(1.9)	(6.4)	1.4
Total other income (expense)	(21.4)	(19.1)	(63.4)	(60.1)

Income from continuing operations before tax	74.1	121.7	250.1	329.0
Income tax provision	27.2	29.9	90.5	96.7

Income from continuing operations	46.9	91.8	159.6	232.3

Loss from discontinued operations, net of tax	(0.3)	(4.9)	(1.8)	(2.1)

Net income	$46.6	$86.9	$157.8	$230.2

Basic earnings (loss) per share
Continuing operations	$0.16	$0.31	$0.54	$0.78
Discontinued operations	-	(0.02)	(0.01)	(0.01)
Net income	$0.16	$0.29	$0.53	$0.77

Diluted earnings (loss) per share
Continuing operations	$0.16	$0.30	$0.54	$0.77
Discontinued operations	-	(0.01)	(0.01)	-
Net income	$0.16	$0.29	$0.53	$0.77

Weighted average shares outstanding
Basic	292.7	299.2	295.6	298.4
Diluted	294.3	300.7	297.2	299.9

News Release

International Game Technology Reports 2012 Third Quarter Results

CONSOLIDATED BALANCE SHEET (Unaudited and Condensed)

	June 30,	September 30,
	2012	2011
(In millions)

Assets
Current assets
Cash and equivalents	$241.3	$460.0
Restricted cash and investments	86.2	92.0
Jackpot annuity investments	60.9	63.2
Receivables, net	483.4	487.2
Inventories	104.0	73.0
Other assets and deferred costs	209.2	234.5
Total current assets	1,185.0	1,409.9
Property, plant and equipment, net	563.7	552.1
Jackpot annuity investments	305.4	324.6
Contracts and notes receivable, net	140.0	126.4
Goodwill and other intangibles, net	1,699.6	1,401.8
Other assets and deferred costs	373.2	339.6

Total Assets	$4,266.9	$4,154.4

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$100.2	$103.0
Jackpot liabilities, current portion	146.6	143.0
Dividends payable	17.1	17.8
Other accrued liabilities	315.9	270.9
Total current liabilities	579.8	534.7
Long-term debt	1,969.8	1,646.3
Jackpot liabilities	338.3	365.4
Other liabilities	267.2	163.2

Total Liabilities	3,155.1	2,709.6

Total Equity	1,111.8	1,444.8

Total Liabilities and Shareholders' Equity	$4,266.9	$4,154.4

News Release

International Game Technology Reports 2012 Third Quarter Results

CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited and Condensed)

	Nine Months Ended
	June 30,
	2012	2011
(In millions)

Operating
Net income	$157.8	$230.2
Depreciation and amortization	179.3	167.3
Contingent acquisition related costs	11.1	-
Other non-cash items	49.7	68.1
Changes in operating assets and liabilities, excluding acquisitions:
Receivables	1.0	15.1
Inventories	(25.3)	(2.3)
Accounts payable and accrued liabilities	14.5	(46.0)
Jackpot liabilities	(38.5)	(81.0)
Income taxes	(6.5)	70.3
Other assets and deferred costs	(16.1)	27.0

Net operating cash flows	327.0	448.7

Investing
Capital expenditures	(170.8)	(155.1)
Jackpot annuity investments, net	36.7	42.8
Changes in restricted cash	6.7	22.9
Loans receivable, net	21.5	23.9
Business/VIE acquisition/deconsolidation	(233.9)	(105.9)
Other	29.6	31.2

Net investing cash flows	(310.2)	(140.2)

Financing
Debt related proceeds (payments), net	280.0	(104.4)
Employee stock plans	15.1	33.4
Share repurchases	(475.1)	(25.0)
Noncontrolling interest acquired	(2.5)	-
Dividends paid	(53.5)	(53.8)

Net financing cash flows	(236.0)	(149.8)

Foreign exchange rates effect on cash	0.5	(0.8)

Net change in cash and equivalents	(218.7)	157.9

Beginning cash and equivalents	460.0	158.4

Ending cash and equivalents	$241.3	$316.3

News Release

International Game Technology Reports 2012 Third Quarter Results

SUPPLEMENTAL DATA (Unaudited)

Revenue Metrics	Periods Ended June 30,
	Quarters		Nine Months
	2012	2011	2012	2011
In millions, unless otherwise noted

Gaming Operations
Revenues	$301.2	$267.4	$866.2	$790.1
North America	255.9	228.1	730.2	679.0
International	45.3	39.3	136.0	111.1
Gross margin	59%	62%	60%	62%
North America	60%	61%	60%	61%
International	53%	65%	62%	69%
Installed base ('000)	56.9	53.3	56.9	53.3
North America	43.4	40.7	43.4	40.7
International	13.5	12.6	13.5	12.6
Average revenue per unit per day (0.00)	$58.55	$55.57	$57.26	$54.52
Double Down Average User Statistics*
Daily users	1.4		1.4
Monthly users	5.2		5.1
Bookings per daily user (0.00)	$0.25		$0.25
*as a single application with multiple games, active users equal unique users

Product Sales
Revenues	$231.6	$221.6	$653.4	$627.1
North America	160.1	135.9	424.0	404.7
International	71.5	85.7	229.4	222.4
Machines	$159.2	$136.7	$436.0	$386.4
North America	107.8	70.4	268.3	223.8
International	51.4	66.3	167.7	162.6
Non-machine	$72.4	$84.9	$217.4	$240.7
North America	52.3	65.5	155.7	180.9
International	20.1	19.4	61.7	59.8
Gross margin	54%	56%	53%	56%
North America	56%	55%	56%	56%
International	49%	57%	49%	56%
Units recognized ('000)	11.6	8.9	29.1	26.2
North America	8.2	4.9	18.8	15.7
International	3.4	4.0	10.3	10.5
Units shipped ('000) [includes units where revenues deferred]	12.6	8.3	29.6	24.8
North America	8.7	4.5	18.9	14.4
New	3.1	0.6	5.4	3.5
Replacement	5.6	3.9	13.5	10.9
International	3.9	3.8	10.7	10.4
New	1.1	1.4	4.4	4.5
Replacement	2.8	2.4	6.3	5.9
Average revenue per unit ('000)	$20.0	$24.9	$22.5	$23.9
North America	19.5	27.7	22.6	25.8
International	21.0	21.4	22.3	21.2
Average machine sales price ('000)	$13.7	$15.4	$15.0	$14.7
North America	13.1	14.4	14.3	14.3
International	15.1	16.6	16.3	15.5

News Release

International Game Technology Reports 2012 Third Quarter Results

Reconciliations of GAAP to Non-GAAP Adjusted Measures (in millions, except EPS)

Third Quarters Ended June 30,	2012					2011
				Continuing Operations		Continuing Operations
	Cost of Gaming Operations	Operating Expenses	Operating Income	Net Earnings (b)	Diluted EPS	Net Earnings (b)	Diluted EPS
GAAP measures	$123.0	$207.1	$95.5	$46.9	$0.16	$91.8	$0.30
% of revenue		39%	18%
Acquisition related charges: (a)
Contingent retention & earn-out	-	26.0	26.0	16.6	0.06	-	-
Amortization of intangibles	1.7	4.7	6.4	4.1	0.01	-	-
Professional fees	-	0.1	0.1	0.1	-	-	-
Severance	-	1.3	1.3	0.8	-	-	-
Certain discrete tax items (benefits)	-	-	-	-	-	(15.1)	(0.04)
Total non-GAAP adjustments	1.7	32.1	33.8	21.6	0.07	(15.1)	(0.04)

Adjusted measures	$121.3	$175.0	$129.3	$68.5	$0.23	$76.7	$0.26
% of revenue		33%	24%

Nine Months Ended June 30,	2012					2011
				Continuing Operations		Continuing Operations
	Cost of Gaming Operations	Operating Expenses	Operating Income	Net Earnings (b)	Diluted EPS	Net Earnings (b)	Diluted EPS
GAAP measures	$346.0	$554.7	$313.5	$159.6	$0.54	$232.3	$0.77
% of revenue		37%	21%
Acquisition related charges: (a)
Contingent retention & earn-out	-	37.8	37.8	24.2	0.08	-	-
Amortization of intangibles	4.0	8.6	12.6	8.1	0.03	-	-
Professional fees	-	5.8	5.8	3.7	0.01	-	-
Distributor settlement	-	3.1	3.1	2.0	0.01	-	-
Severance	-	2.5	2.5	1.6	-	-	-
Investment gain	-	-	-	-	-	(4.3)	(0.01)
Certain discrete tax items (benefits)	-	-	-	-	-	(22.1)	(0.07)
Total non-GAAP adjustments	4.0	57.8	61.8	39.6	0.13	(26.4)	(0.08)

Adjusted measures	$342.0	$496.9	$375.3	$199.2	$0.67	$205.9	$0.69
% of revenue		33%	25%

(a) Primarily related to DoubleDown
(b) Adjustments tax effected at 36%

We believe that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating our operating performance. Non-GAAP information is used to evaluate business performance and management’s effectiveness. These measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP measures may not be calculated in the same manner by all companies and therefore may not be comparable.

News Release

International Game Technology Reports 2012 Third Quarter Results

	Periods Ended June 30,
	Quarters		Nine Months
	2012	2011	2012	2011
Adjusted EBITDA
GAAP Income from continuing operations	$46.9	$91.8	$159.6	$232.3
Other (income) expense, net	21.4	19.1	63.4	60.1
Income tax provision	27.2	29.9	90.5	96.7
Depreciation and amortization	64.1	55.3	179.3	161.4
Other charges:
Share-based compensation	8.8	9.2	25.4	31.5
Contingent acquisition related costs	26.0	-	37.8	-
Adjusted EBITDA	$194.4	$205.3	$556.0	$582.0

	Nine Months Ended
	June 30,
	2012	2011
Free Cash Flow
GAAP net operating cash flows	$327.0	$448.7
Investment in property, plant and equipment	(35.3)	(10.8)
Investment in gaming operations equipment	(133.2)	(143.2)
Investment in intellectual property	(2.3)	(1.1)
Free Cash Flow (before dividends)	156.2	293.6
Dividends paid	(53.5)	(53.8)
Free Cash Flow (after dividends)	$102.7	$239.8